UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
January 24, 2007
ALLIANCE DATA SYSTEMS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-15749	31-1429215
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)
17655 WATERVIEW PARKWAY
DALLAS, TEXAS 75252
(Address and Zip Code of principal executive offices)
(972) 348-5100
(Registrant’s telephone number, including area code)
NOT APPLICABLE
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
The information provided in Item 2.03 below is incorporated herein by reference.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.
General Information
On January 24, 2007, Alliance Data Systems Corporation (the “Company”) (as “Borrower”) and ADS Alliance Data Systems, Inc., Alliance Data Foreign Holdings, Inc., Epsilon Marketing Services, LLC and Epsilon Data Management, LLC (as “Guarantors”) entered into a Credit Agreement with Bank of Montreal, as Administrative Agent and the lenders from time to time parties thereto (the “Credit Facility”), which provides for loans to the Company in a maximum amount of $400,000,000. At the closing of the Credit Facility, the Company borrowed $300 million under the Credit Facility to for general corporate purposes including the repayment of debt and the financing of permitted acquisitions. The Credit Facility includes an uncommitted accordion feature of up to $100,000,000 allowing for future borrowings, subject to certain conditions. The loans under the Credit Facility are scheduled to mature on July 24, 2007. The Credit Facility is unsecured.
Interest Rates and Fees
Advances under the Credit Facility are in the form of either base rate loans or eurodollar loans. The interest rate for base rate loans fluctuates and is equal to the higher of (1) the Bank of Montreal’s prime rate and (2) the Federal funds rate plus 0.5%, in either case with no additional margin. The interest rate for eurodollar loans fluctuates based on the London interbank offered rate plus a margin of 0.6% to 1.2% based upon the Company’s Senior Leverage Ratio as defined in the Credit Facility.
On January 24, 2007, the Company paid an arrangement fee of $250,000 for the Credit Facility.
Covenants and Events of Acceleration
The Credit Facility contains usual and customary negative covenants for transactions of this type, including, but not limited to, restrictions on the Company’s ability, and in certain instances, its subsidiaries’ ability, to consolidate or merge; substantially change the nature of its business; sell, transfer or dispose of assets; create or incur indebtedness; create liens; pay dividends and repurchase stock; and make investments. The negative covenants are subject to certain exceptions, as specified in the Credit Facility. The Credit Facility also requires the Company to satisfy certain financial covenants, including maximum ratios of Total Capitalization and Senior Leverage as determined in accordance with the Credit Facility and a minimum ratio of Consolidated Operating EBITDA to Consolidated Interest Expense as determined in accordance with the Credit Facility.
The loans under the Credit Facility must be prepaid prior to the scheduled maturity date if the Company or any subsidiary issues any debt or equity securities, subject to certain exceptions.
The Credit Facility also includes customary events of default, including, among other things, payment default, covenant default, breach of representation or warranty, bankruptcy, cross-default, material ERISA events, a change of control of the Company, material money judgments and failure to maintain subsidiary guarantees.
Qualification
The preceding summary of the Credit Facility is qualified in its entirety by reference to the full text of such agreement, a copy of which is attached as Exhibit 10.1 hereto and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

EXHIBIT
NUMBER	DESCRIPTION

10.1	Credit Agreement, dated as of January 24, 2007, by and among Alliance Data Systems Corporation, certain subsidiaries parties thereto as Guarantors, the Banks from time to time parties thereto, and Bank of Montreal, as Administrative Agent.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alliance Data Systems Corporation
Date: January 25, 2007	By:	/s/ Edward J. Heffernan
Edward J. Heffernan
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

EXHIBIT
NUMBER	DESCRIPTION

10.1	Credit Agreement, dated as of January 24, 2007, by and among Alliance Data Systems Corporation, certain subsidiaries parties thereto as Guarantors, the Banks from time to time parties thereto, and Bank of Montreal, as Administrative Agent.

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